Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, I, Robert F. O’Donnell, Chief Executive Officer of Pruco Life Insurance Company of New Jersey, hereby certify that the accompanying Annual Report on Form 10-K for the year ended December 31, 2012, containing the financial statements of Pruco Life of New Jersey Variable Contract Real Property Account (a separate account of Pruco Life Insurance Company) and The Prudential Variable Contract Real Property Partnership (the “Report”), fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Pruco Life of New Jersey Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership.

Date: March 19, 2013	/s/ Robert F. O’Donnell
Robert F. O’Donnell
Chief Executive Officer
Pruco Life Insurance Company of New Jersey

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.